 Exhibit 24

POWER OF ATTORNEY

The undersigned directors and officers of YONG BAI CHAO NEW RETAIL CORPORATION, a Nevada corporation (the “Company”), hereby constitute and appoint WANG Fei with full power to act, as the undersigned’s true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead in the undersigned’s capacity as an officer and/or director of the Company, to execute in the name and on behalf of the undersigned an annual report of the Company on Form 10-K for the fiscal year ended December 31, 2021 (the “Report”), under the Securities Exchange Act of 1934, as amended, and to file such Report, with exhibits thereto and other documents in connection therewith and any and all amendments thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

IN WITNESS WHEREOF, we have hereunto set our hands this 31st day of March, 2022.

Signature	Title	Date

/s/ WANG Fei	Chief Executive Officer and Director
WANG Fei	(Principal Executive Officer)	March 31, 2022

/s/ TAN Yanying TAN Yanying	Chief Financial Officer (Principal Financial Officer)	March 31, 2022
/s/ ZHU Luzhen ZHU Luzhen	Secretary	March 31, 2022

/s/ LU Zhengpeng LU Zhengpeng	Marketing Director and Director	March 31, 2022

/s/ YANG Li YANG Li	Administrative Director and Director	March 31, 2022

/s/MA Daquan MA Daquan	Director	March 31, 2022